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                                                                  Exhibit 99-B.8

                                                  ING LIFE INSURANCE AND ANNUITY
!                                                 COMPANY (the Company)
                     APPLICATION FORM             151 Farmington Avenue
                     GROUP ANNUITY CONTRACTS      Hartford, CT   06156-8022

APPLICANT INFORMATION

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
Applicant Name (Employer)                                         Tax Identification No.

Applicant Address (NO. & STREET)                                  P.O. Box (OPTIONAL)

City/Town                                            State        Zip Code


ACCOUNT INFORMATION

Plan Name (IF ANY)


TYPE OF ORGANIZATION:
/ /  Governmental Organization
     / /  State, local, county, municipality
     / /  Healthcare
     / /  Public School
          / /  K-12
          / /  Higher Education

/ / Tax-exempt Organization (includes churches, healthcare organizations and private education organizations)
     / / 501(c)(3) Organization (IRS Tax-exempt status letter required to be submitted for organizations formed after 10/9/69)
          / / Church, qualified and non-qualified Church controlled organizations
          / /  Healthcare
          / /  Education
          / /  Other: ____________________ Type of Entity: _____________________

     / /  501(c)(__) Organization Type of Entity: ______________________________

/ /  For Profit Organization:
     / /  Corporation
     / / Unincorporated (e.g. partnerships and self employed individuals; also including S Corporations)

/ /  Other:_____________________________________

TYPE OF PLAN:
457 Plan
     / /  Governmental 457(b) (including public schools)
     / / Tax-exempt 457(b) top hat (for select management and/or highly compensated employees)
     / /  Tax-exempt 457(b) (only non-qualified Church controlled organizations)
     / /  457(f)

403(b)
     / / 403(b) Non-ERISA public schools and ERISA exempt 501(c)(3) organizations
     / / 403(b) ERISA (generally, 501(c)(3) organization sponsoring a 403(b) with employer and/or employee contributions)

401(a)/(k)
     / /  401(a)
     / /  401(k) - employee salary deferral plan

Other: _______________________________________

PRODUCT:
     / /  Government Custom Choice - Value
     / / Government Custom Choice - Original-(not available unless linking to an existing Master Billing Group)
     / /  Retirement Master
     / /  Education Custom Choice
     / /  Retirement Plus
     / /  Voluntary Tax Deferred Annuity
     / /  Retirement Choice (Fixed Plus III)
     / /  Other ________________________________

Is this Plan subject to ERISA Title I?      / / Yes         / / No

     If Yes, indicate Plan Anniversary Month/Day _____________________

     If Yes, indicate Plan Beginning Date _____________________

Contract is to be:                         / / Allocated   / / Unallocated

CONTRACT EFFECTIVE DATE: _____________________

300-MOP-02                                           Form No. 300 MOP-02 (5/02)
                                     Page 1 of 2 - Incomplete without all pages

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REPLACEMENT INFORMATION

Will this Contract change or replace any existing Life Insurance or Annuity
Contracts?                                        / / Yes           / / No

If Yes, provide Date to be Cancelled, Carrier Name, and Account Number: Date to be Cancelled:______________________
Carrier Name: ________________________ Account No. _____________________________

INVESTMENT OPTIONS

PARTICIPANTS MAY ELECT THE INVESTMENT ALLOCATION FOR:

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
/ / Employer and Employee Contributions    / / Employee Contributions only   / / None, Contract Holder elects

For Contract Holder directed allocations: Enter the percentage and the investment option elected for allocation purposes.

/ /  Employer Modal Contributions: ______________________________

/ /  Employee Modal Contributions: ______________________________

/ /  Transferred Assets: ________________________________________

ANTI-FRAUD STATEMENT

Certain states require the following statement: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of a crime and may be subject to fines and confinement in prison.

AUTHORIZED SIGNATURES

By signing this form, I understand that I am selecting an annuity product to fund a tax-deferred arrangement; that the tax laws provide for deferral of taxation of earnings on participant account balances; and that, although the annuity provides features and benefits that may be of value to participants, it does not provide any additional deferral of taxation beyond that provided by the tax-deferred arrangement itself. Additionally, I acknowledge that the pre-filled information, as well as the information I have provided is complete and accurate. I further certify that the Company is entitled to rely exclusively on information provided on this form.

I understand that amounts withdrawn from a GAA Term may be subject to a market value adjustment prior to the maturity date of that Term as specified in the contract. I further understand that Annuity payments and account values, if any, when based on the investment experience of a separate account, are variable and not guaranteed as to fixed dollar amount, if applicable.

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
Dated at ____________________________________ this ____ day of ________________ in the year _______
                   City and State


         ____________________________________                  ____________________________________
                      Witness                                          Contract Holder/Title

                                                 Hartford Service Center use: Accepted ____________
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REPRESENTATIVE'S AUTHORIZED SIGNATURE

Do you have any reason to believe any existing life insurance or annuity contracts will be modified or replaced if this
Contract is issued?               / / Yes        / / No

________________________________________________________________________________
Representative's Name (PLEASE PRINT)

________________________________________________________________________________
Representative's Signature                                    Date (MM/DD/YYYY)


CORRECTIONS AND AMENDMENTS (HARTFORD SERVICE CENTER USE ONLY): Errors and omissions may be corrected by the Company but no change in plan, classification, amount, age at issue, or extra benefits shall be made without written consent of the Contract Holder (NOT APPLICABLE IN WEST VIRGINIA).


         Affix Prospectus Receipt Here(DOES NOT APPLY TO FIXED PLUS III)



300-MOP-02                                            Form No. 300 MOP-02 (5/02)

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